Davis New York Venture Fund, Inc.
File Number 811-01701
For the period ending 7/31/2003

Due to the restrictions in the format of form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for items 74U and 74V.


SERIES 1

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             403755

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B             216579
	    Class C             136629
	    Class Y		 44027


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 23.73

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 22.70
	    Class C           $ 22.85
	    Class Y           $ 24.01



SERIES 3

74U.    1.  Number of shares outstanding (000's omitted)
	    Class A             2634

	2. Number of shares outstanding of a second class of shares of open-end company (000's ommited)
	    Class B              104
	    Class C              104


74V.    1.  Net asset value per share (to nearest cent)
	    Class A           $ 10.43

	2. Net asset value per share of a second class of open-end company shares (to nearest cent)
	    Class B           $ 9.79
	    Class C           $ 9.79